EXHIBIT 3


THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO, OR (ii) RECEIPT OF AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, BOTH AS TO THE IDENTITY OF SUCH OTHER COUNSEL AND THE FORM AND SUBSTANCE OF THE, OPINION OF SUCH OTHER COUNSEL, TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT OF 1933 IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER, OR (iii) A "NO-ACTION" LETTER HAS BEEN OBTAINED FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.


                          COMMON STOCK PURCHASE WARRANT
                          -----------------------------

                                PLATRONICS, INC.



Void after                                                     Right to Purchase
                                                          Shares of Common Stock
                                                         (subject to adjustment)



     PLATRONICS, INC., a New Jersey corporation (the "Company"), hereby certifies that, for value received, __________________________ or registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time commencing on the date hereof (the "Issue Date") and continuing until 5:00 P.M., New York City time, on (the "Warrant Period"), duly paid and non-assessable shares of the Common Stock of the Company, at the price (the "Purchase Price") of $2.50 per share. The Purchase Price of such shares of Common Stock is subject to adjustment as provided below, and the term "Common Stock" shall mean, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.


                      THIS WARRANT IS TRANSFERABLE ONLY IN
                 ACCORDANCE WITH THE TERMS AND CONDITIONS HEREOF

     1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time and from time to time during the Warrant Period by the Holder by presentation and surrender of this Warrant to the Company at its principal office in Linden, New Jersey, or to the Company's transfer agent, Chase Mellon Shareholder Services, with the Purchase Form annexed hereto duly executed and accompanied by payment, in cash or by certified or official check, payable to the order of the Company, of the sum (the "Sum") obtained by multiplying (a) the number of shares of Common Stock set forth on the Purchase Form by (b) the Purchase Price. This Warrant shall be exercisable for full shares only, and no fractional shares or scrip or cash in lieu thereof representing fractional shares shall be issued by the exercise of this Warrant. If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office or the office of the Company's transfer agent, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

     2. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Purchase Price, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of full shares of Common Stock to which the Holder would be entitled upon such exercise, provided that, in case such shares or other securities shall not have been registered under the Securities Act of 1933, as amended (the "Act"), (i) the Company may require that the Holder furnish to the Company a written statement that the Holder is purchasing such shares or other securities for the Holder's own account for investment and not with a view to the distribution thereof (other than sales permitted by the Act or the rules and regulations thereunder to be made without registration), (ii) the Company shall not be obligated to issue and deliver any certificate for Common Stock to or in the name of any person other than the Holder unless, in the opinion of counsel to the Company or other counsel reasonably acceptable to the Company, such certificate may be so issued and delivered without registration under the Act, and (iii) the Company may place on each certificate delivered to any such person an appropriate legend evidencing that the shares represented thereby have not been registered under the Act.

     3.   ADJUSTMENT FOR STOCK DIVIDENDS AND CERTAIN REORGANIZATIONS.        The
number of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

          (A) In case the Company shall (i) pay a stock dividend in excess of 5% to all holders of its Common Stock, (ii) subdivide its outstanding Common stock into a greater number of shares, (iii) combine its outstanding Common

Stock into a small number of shares or (iv) issue by reclassification of its Common Stock any share of the Company, the number of shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted retroactively so that, upon exercise, the Holder shall be entitled to receive the number of shares of the Company which he would have owned or have been entitled to receive immediately following such event had such Warrant been exercised immediately prior to the happening of such event (or prior to the record date with respect thereto). An adjustment made pursuant to this subparagraph (A) shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          (B) No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of shares of Common Stock purchasable upon the exercise of this Warrant; provided, however, that any adjustments which by reason of this subparagraph (B) are not required to be made shall be carried forward cumulatively and taken into account in any subsequent adjustment which (including such carry-forward) requires an increase or decrease of at least 1%. All calculations under this Section (f) shall be made to the nearest one-thousandth of a share.

          (C) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as herein provided, the price per share of such stock shall be adjusted by multiplying the price per share in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

          (D) In the event that at any time, as a result of an adjustment made pursuant to subparagraph (A) of this Paragraph 3, the registered Holder of this Warrant shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in subparagraphs (A) to (C) inclusive of this Paragraph 3, and the provisions of Paragraph 4 of this Warrant with respect to the shares of Common Stock shall apply on like terms to any such other shares.

     4. ADJUSTMENT FOR CONSOLIDATION, MERGER. In case, after the Issue Date, the Company (or any other corporation) shall consolidate with or merge with or into another corporation or convey all or substantially all its assets to another corporation, then and in each such case the Holder, upon the exercise hereof as provided in Paragraph I at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon such consummation if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Paragraph 3; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

     5. OFFICER'S CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment in the Purchase Price or the shares of Common Stock or other stock, securities or property receivable on the exercise of the Warrants, the Company, at its expense, shall cause its principal financial officer to compute such adjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant at the time outstanding.

     6.   NOTICE OF RECORD DATE.  In case

          (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of the Warrants) for the purpose of entitling them to receive any dividend (other than a cash dividend), or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

          (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

          (iii) of any voluntary dissolution, liquidation. or winding-up of the Company; then, and in each such case, the Company will mail or cause to be mailed to each holder of a Warrant at the time outstanding a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time receivable upon the exercise of the Warrants) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the date therein specified.

     7. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANTS. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants at the time outstanding, all such snares of Common Stock and other stock, securities and property as from time to time shall be receivable upon the exercise of the Warrants.

     8. EXCHANGE OF WARRANTS. Upon surrender for exchange of this Warrant to the Company at its principal office in Linden, New Jersey, or at the office of the Company's transfer agent, the Company, at its expense, will issue and deliver a new Warrant or Warrants of like tenor, calling in the aggregate on their face for the same number of shares of Common Stock, in the denomination or denominations requested, to and in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct; provided that, in case the Warrant or Warrants so surrendered shall not have been registered under the Act, the Company shall not he obligated to issue and deliver any Warrant or Warrants to or in the name of any person other than the holder of the Warrant or Warrants so surrendered or in the denominations other than the denominations of this Warrant or Warrants so surrendered unless, in the opinion of counsel to the Company, such Warrant or Warrants may be so issued and delivered without registration under the Act.

     9. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement or bond in such reasonable amount as the Company may determine by an indemnitor acceptable to the Company in its sole discretion, or (in the case of mutilation) upon surrender and cancellation thereof, the Company, at its expense, will issue, in lieu thereof, a new warrant of like tenor.

     10. TRANSFERABILITY. This Warrant may be transferred or assigned by the Holder hereof to a transferee or assignee without prior consent of the Company provided however prior to making or effecting any such transfer or assignment
(i) it shall have notified the Company of the proposed dispositIon and shall have furnished the Company with a statement of circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws are available, and (B) that the proposed transfer will not violate any of said laws. Until this Warrant is transferred on the books of the Company in accordance with the terms hereof, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

     11. NOTICES. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the holder of this Warrant.

     12. CHANGE; WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     13. HEADINGS. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof.

     14.  LAW GOVERNING.    This Warrant is delivered in the State of New Jersey
and shall be construed and enforced in accordance with and governed by the laws of such State.

     15. EXPIRATION. This Warrant will be wholly void and no effect after 5:00 P.M., New York City time, on , provided that, if the last day on which this Warrant may be exercised, or on which it may be exercised at a particular Purchase Price, shall be a Sunday or a legal holiday or a day on which banking institutions doing business in the State of New Jersey are authorized by law to close, this Warrant may be exercised prior to 5:00 P.M., New York City time, on the next succeeding full business day, with the same force and effect and at the same Purchase Price, as exercised on such last day specified herein.


Dated:                , 1999                   PLATRONICS, INC.


                                               By:_____________________________
                                                  Ronald Knigge, President
                                                  Chairman of the Board and
                                                  Chief Executive Officer


ATTEST:


__________________________
Secretary

                                  PURCHASE FORM

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________ shares of Common Stock of Platronics, Inc. and herewith makes payment as provided in Paragraph 1 of such Warrant of $_________ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to:


______________________________, whose address is ________________________
______________________________.


Dated:                         ---------------------------------------------
                               (Signature must conform in all respects to name of holder as specified on the face of the Warrant or name of assignee as specified in form of assignment below)


                               ----------------------------------------------
                                          (Address)





_________________
* Insert here all or such portion of the number of shares called for on the face of the within Warrant with respect to which the holder desires to exercise the purchase right represented thereby, without adjustment for any other or additional stock or other securities or property or cash which may be deliverable on such exercise.

                               FORM OF ASSIGNMENT

                  [To be signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________ the right represented by the within Warrant to purchase shares or the Common Stock of Platronics, Inc., to which the within Warrant relates, and appoints __________________________, attorney to transfer such right on the books of Platronics, Inc. with full power of substitution in the premises.

Dated:


                              ------------------------------------------------
                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant)



                              ------------------------------------------------
                                                (Address)

In the presence of:


--------------------------